Exhibit 99.1
BridgeBio Reports Third Quarter 2025
Financial Results and Business Updates
-$120.7 million in total third quarter revenue, comprised of $108.1 million of U.S. Attruby® net product revenue, $4.3 million from royalty revenue, and $8.3 million in license and services revenue
-As of October 25, 2025, 5,259 unique patient prescriptions have been written by 1,355 unique prescribers, representing an accelerating launch driven by strong month over month growth in the crucial treatment naïve patient segment
-Attruby continues to differentiate clinically by proving its unique profile in new subpopulations and holistic analyses:
-JACC publication demonstrated the effect of Attruby on cumulative cardiovascular outcomes within the first month of treatment
-Positive topline interim analysis results from FORTIFY, the registrational Phase 3 study of BBP-418, a small molecule in development for LGMD2I/R9
-Primary interim analysis endpoint, glycosylated αDG, significantly increased by 1.8x change from baseline at 3 months (p<0.0001), and improvements were sustained at 12 months (p<0.0001) in BBP-418 treated individuals versus placebo
-Average reduction in serum CK, a marker of muscle damage, of 82% change from baseline and statistically significant difference versus placebo (p<0.0001) in BBP-418 treated individuals at 12 months
-Company intends to file an NDA for approval with the FDA in first half of 2026
-Positive topline results from CALIBRATE, the registrational Phase 3 study of encaleret for ADH1
-The primary endpoint was met with 76% of participants administered encaleret achieving both serum and urine calcium within the respective target ranges at Week 24 compared to 4% when on conventional therapy at Week 4 (p<0.0001)
- In a key secondary analysis, 91% of participants administered encaleret achieved intact PTH above the lower limit of the reference range at Week 24 compared to 7% of participants when on conventional therapy at Week 4 (p<0.0001)
-Company intends to submit an NDA to the FDA in first half of 2026 to support a full approval
-PROPEL 3, the registrational Phase 3 study of infigratinib for children with achondroplasia expects topline results in early 2026. Infigratinib has previously demonstrated best-in-class improvements in annualized height velocity and upper-to-lower body proportionality and was granted Breakthrough Therapy Designation by the FDA
-BridgeBio continues to grow potential impact of its medicines, with plans to share data from the Phase 3 portion of the ACCEL 2/3 study in hypochondroplasia in 2026, initiate clinical trials of encaleret in pediatric ADH1 and chronic hypoparathyroidism in 2026, and begin trials of BBP-418 in pediatric LGMD2I/R9 and in LGMD2M/2U in the near term
-The Company ended the quarter with $645.9 million in cash, cash equivalents and marketable securities, well capitalized to commercialize Attruby and advance its late-stage pipeline
-Earnings call followed by Q&A with investors and analysts today, October 29th at 4:30 pm ET

PALO ALTO, CA – October 29, 2025 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a new type of biopharmaceutical company focused on genetic diseases, today announced its financial results for the third quarter ended September 30, 2025, and provided business updates.
Commercial Progress:
As of October 25, 2025, 5,259 unique patient prescriptions have been written by 1,355 unique prescribers since FDA approval in November 2024. The third quarter revenue totaled $120.7 million, comprised of $108.1 million of U.S. Attruby net product revenue, $4.3 million from royalty revenue, and $8.3 million in license and services revenue.
“Attruby’s first year on the market has been remarkable, with continued growth across all market segments and strong physician adoption that reflects both the differentiated clinical profile and the trust we’re earning within the community. We’re seeing meaningful momentum where prescribers are not only initiating more patients on therapy but continuing treatment, underscoring Attruby’s real-world impact,” said Matt Outten, Chief Commercial Officer of BridgeBio. “Importantly, this launch has also given us an invaluable blueprint for how we bring best-in-class medicines to patients with genetic diseases. With the promising results seen in BBP-418 for LGMD2I/R9 and encaleret for ADH1, we are building on a proven commercial foundation to ensure these communities, each living with urgent, unmet needs, have timely access to transformative therapies and we will apply the playbook we’ve developed to prepare for our next potential approvals.”
Pipeline Overview:

Program	Status	Next expected milestone
Acoramidis for ATTR-CM	Approved in U.S., EU, Japan, and UK	New variant data to be shared at AHA Scientific Sessions
BBP-418 for LGMD2I/R9	FORTIFY, Phase 3 study interim analysis topline results released	File NDA with FDA in 1H 2026
Encaleret for ADH1	CALIBRATE, Phase 3 study topline results released	File NDA with FDA in 1H 2026
Infigratinib for achondroplasia	PROPEL 3, Phase 3 study enrollment completed	Topline results in early 2026
Encaleret for chronic hypoparathyroidism	Phase 2 proof-of-principle study completed	Phase 3 study to be initiated in 2026
Infigratinib for hypochondroplasia	ACCEL 2/3, Phase 2 study first participant dosed	Enrollment completion for Phase 2 portion by end of 2025
Key Program Updates:
“Attruby’s strong commercial performance continues to validate our model, delivering a potential best-in-class medicine to patients who were historically overlooked and building meaningful momentum across all market segments,” said Neil Kumar, Ph.D., founder and CEO of BridgeBio. “We are now seeing that same success echoed in our pipeline with home-run data in both ADH1 and

LGMD2I/R9, and we continue to advance one of the broadest and fastest-moving portfolios in genetic medicine. With achondroplasia data expected in 2026, enrollment nearing completion for the Phase 2 potion of the hypochondroplasia study, and registrational studies for encaleret in chronic hypoparathyroidism and pediatric ADH1 planned next year, we are not slowing down and continue to be impatient for patients. These milestones reflect our growing scalability and strengthen our conviction that BridgeBio is only beginning to show what’s possible as we evolve into a durable, multi-medicine company built for patients with genetic diseases for decades to come.”
Attruby (acoramidis) – First near-complete (≥90%) transthyretin (TTR) stabilizer for treatment of transthyretin amyloid cardiomyopathy (ATTR-CM):
•At this year’s Heart Failure Society of America (HFSA) Annual Scientific Meeting, BridgeBio presented data from the ATTRibute-CM study showing that acoramidis reduced cumulative cardiovascular outcomes, including cardiovascular mortality (CVM) or recurrent cardiovascular-related hospitalizations (CVH), within the first month of treatment in patients with ATTR-CM. At Month 30, Acoramidis significantly reduced the cumulative risk of CVM or recurrent CVH versus placebo with a 49% hazard reduction (p<0.0001). Acoramidis also showed that 53 events were avoided per 100 treated participants (95% CI:29–79) at Month 30. These data were presented in a Late Breaking Clinical Trials Oral Presentation at the HFSA Annual Scientific Meeting 2025 and simultaneously published in Journal of the American College of Cardiology (JACC).
•Earlier in the year at the European Society of Cardiology Congress, BridgeBio shared a post-hoc analysis of ATTRibute-CM, demonstrating a significant reduction in risk of CVM through 42 months post-randomization, with a 44% hazard reduction, setting a new standard for CVM outcomes for patients with ATTR-CM. Acoramidis also demonstrated a significant 46% hazard reduction in the risk of the composite outcome of CVM or first CVH through 42 months.
•More data on Attruby will be shared at the American Heart Association (AHA) Congress in November 2025 and in medical congresses throughout 2026.
BBP-418 – Glycosylation substrate for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):
•FORTIFY, the Phase 3 clinical trial of BBP-418, successfully achieved all primary and secondary endpoints of its interim analysis.
•Findings included a highly statistically significant increase of 1.8x change from baseline (p<0.0001) of glycosylated alpha-dystroglycan (αDG) observed in the BBP-418 group compared to approximately no change in the placebo group from baseline to 3 months, which was sustained at 12 months (p<0.0001).
•An average reduction in serum creatine kinase (CK), a marker of muscle breakdown, of 82% change from baseline (p<0.0001) was observed in BBP-418 treated individuals.
•Importantly, statistically significant and clinically meaningful improvements in ambulation [100-meter timed test (100MTT) velocity, p<0.0001] and pulmonary function [forced vital capacity (FVC) % predicted, sitting position, p=0.0071] were also observed at 12 months in the BBP-418 group compared with the placebo group.
•BBP-418 was well-tolerated with no new or unexpected safety findings observed.
•BridgeBio intends to file a New Drug Application (NDA) for approval with the FDA in the first half of 2026.
•If successful, BBP-418 could be the first approved therapy for individuals living with LGMD2I/R9, potentially representing the first approval of a therapy for any form of LGMD.
•The Company intends to initiate clinical studies of BBP-418 in LGMD2I/R9 for individuals less than 12 years of age and in LGMD2M/2U in the near future.

Encaleret – Calcium-sensing receptor (CaSR) antagonist for autosomal dominant hypocalcemia type 1 (ADH1) and chronic hypoparathyroidism:
•CALIBRATE, the Phase 3 clinical trial of oral encaleret in ADH1, a genetic form of hypoparathyroidism, successfully achieved all pre-specified primary and key secondary efficacy endpoints.
•The primary endpoint was met with 76% of participants administered encaleret achieving both serum and urine calcium within the respective target ranges at Week 24 compared to 4% when on conventional therapy at Week 4 (p<0.0001).
•In a key secondary analysis, 91% of participants administered encaleret achieved intact parathyroid hormone above the lower limit of the reference range at Week 24 compared to 7% of participants when on conventional therapy at Week 4 (p<0.0001).
•Encaleret was well-tolerated with no discontinuations related to study drug.
•BridgeBio intends to submit a NDA to the FDA in the first half of 2026, and a Marketing Authorization Application to the European Medicines Agency to follow.
•If approved, encaleret would be the first therapy indicated for individuals living with ADH1.
•The Company plans to initiate a registrational clinical trial of encaleret in pediatric ADH1 in the first quarter of 2026
•The Company also plans to initiate a Phase 3 study of encaleret in chronic hypoparathyroidism in 2026.
Infigratinib – FGFR1-3 inhibitor for achondroplasia and hypochondroplasia:
•PROPEL 3, the Phase 3 clinical trial of infigratinib in achondroplasia, the most common form of disproportionate short stature, is fully enrolled with 114 participants randomized.
•BridgeBio expects topline results of PROPEL 3 in early 2026.
•BridgeBio has reached regulatory alignment with the FDA on the clinical development plan for infigratinib in infants and toddlers with achondroplasia from birth to less than 3 years old. Based on the discussion, the Company initiated clinical development in this important age range.
•The first participant in the Phase 2 portion of ACCEL 2/3 in hypochondroplasia was dosed in April 2025 and the Company expects to fully enroll the Phase 2 portion of the study by the end of 2025. The Phase 2 data is expected in the second half of 2026.
•Infigratinib demonstrates single-digit nanomolar potency in vitro across causative FGFR3 variants in hypochondroplasia, consistent with its activity in achondroplasia, highlighting robust preclinical efficacy across FGFR3-driven skeletal dysplasias (Demuynck et al., JBMR, 2025).
•In achondroplasia, infigratinib has received Breakthrough Designation from the FDA, Orphan Drug Designation, Fast Track Designation, and Rare Pediatric Disease Designation. To date, in hypochondroplasia, infigratinib has received Fast Track Designation and Orphan Drug Designation from the FDA and EMA.
•If successful, infigratinib would be the first approved oral therapy option for children living with achondroplasia and hypochondroplasia.
Financial Updates:
Cash, Cash Equivalents and Marketable Securities
Cash, cash equivalents and marketable securities totaled $645.9 million as of September 30, 2025, compared to cash and cash equivalents of $681.1 million as of December 31, 2024. The $35.2 million decrease is primarily attributable to net cash used in operating activities of $389.5 million for the nine months ended September 30, 2025, the repayment of the Company’s previous term loan under its credit facility (including prepayment fees) of $459.0 million in February 2025, and the repurchase of common stock of $48.3 million using proceeds from the 2031 Notes in February 2025. These outflows were partially offset by net proceeds of $563.0 million from the issuance of the 2031 Notes in February 2025 and net proceeds of $297.0 million from the execution of the Royalty Interest Purchase and Sale Agreement with HealthCare Royalty, a related party, and Blue Owl Capital in June 2025.
Total Revenues, Net

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net product revenue	$108,111	$—	$216,351	$—
License and services revenue	8,311	2,732	125,441	216,020
Royalty revenue	4,278	—	6,106	—
Total revenues, net	$120,700	$2,732	$347,898	$216,020
Total revenues, net for the three months ended September 30, 2025, were $120.7 million compared to $2.7 million for the same period in the prior year. The $118.0 million increase was primarily driven by a $108.1 million increase in net product revenue from the Company's commercial product, Attruby, a $5.6 million increase in license and services revenue, and a $4.3 million increase in royalty revenue earned on net product sales of BEYONTTRA in the EU and Japan.
Total revenues, net for the nine months ended September 30, 2025, were $347.9 million compared to $216.0 million for the same period in the prior year. The $131.9 million increase was primarily driven by a $216.4 million increase in net product revenue from the Company's commercial product, Attruby, and a $6.1 million increase in royalty revenue earned on net product sales of BEYONTTRA in the EU and Japan. These increases were partially offset by a $90.6 million decrease in license and services revenue, reflecting the timing of recognition of upfront payments from the Company's exclusive license agreements with collaboration partners as well as regulatory-related milestones recognized upon the approval of BEYONTTRA in the EU and pricing approval in Japan.
Operating Costs and Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Total cost of revenues	$6,563	$598	$12,855	$1,794
Research and development	112,874	120,444	335,536	376,111
Selling, general and administrative	137,621	68,819	373,140	194,149
Restructuring, impairment and related charges	8,841	4,621	10,216	10,912
Total operating costs and expenses	$265,899	$194,482	$731,747	$582,966
Operating costs and expenses for the three months ended September 30, 2025 were $265.9 million compared to $194.5 million for the same period in the prior year. The $71.4 million increase was primarily driven by a $68.8 million increase in selling, general and administrative (“SG&A”) expenses largely reflecting the Company’s investments in support of the commercial launch and ongoing activities of Attruby, and a $6.0 million increase in total cost of revenues, primarily due to the cost of

Attruby products sold. These increases were partially offset by a $7.6 million decrease in research and development ("R&D") expenses as a result of the Company's reprioritization of its R&D programs.
Operating costs and expenses for the nine months ended September 30, 2025 were $731.7 million compared to $583.0 million for the same period in the prior year. The $148.7 million increase was primarily driven by a $179.0 million increase in SG&A largely reflecting the Company’s investments to support the commercial launch and ongoing activities of Attruby, and an $11.1 million increase in total cost of revenues, primarily due to the cost of Attruby products sold. The increases were partially offset by a $40.6 million decrease in R&D expenses as a result of the Company's reprioritization of its R&D programs.
Stock-based compensation expenses included in operating costs and expenses for the three months ended September 30, 2025 were $35.3 million, of which $21.9 million is included in SG&A expenses, $12.3 million is included in R&D expenses, $0.7 million is included in restructuring impairment and related charges, and $0.4 million is included in cost of goods sold. Stock-based compensation expenses included in operating costs and expenses for the same period in 2024 were $27.1 million, of which $15.0 million was included in SG&A expenses and $12.1 million was included in R&D expenses.
Stock-based compensation expenses included in operating costs and expenses for the nine months ended September 30, 2025 were $102.0 million, of which $63.1 million is included in SG&A expenses, $37.5 million is included in R&D expenses, $0.8 million is included in restructuring impairment and related charges, and $0.6 million is included in cost of goods sold. Stock-based compensation expenses included in operating costs and expenses for the same period in the prior year were $77.4 million, of which $47.5 million was included in SG&A expenses and $29.8 million was included in R&D expenses, and $0.1 million was included in restructuring, impairment and related charges.
Total Other Income (Expense), Net
Total other income (expense), net for the three and nine months ended September 30, 2025, was $(41.3) million and $(153.9) million, respectively, compared to $27.5 million and $91.0 million, respectively, for the same periods in the prior year.
The change in total other income (expense), net of $68.8 million for the three months ended September 30, 2025, compared to 2024 was primarily due to a decrease in gain on deconsolidation of subsidiaries of $52.0 million, and an increase in noncash interest expense on deferred royalty obligations of $36.4 million, partially offset by a decrease in interest expense of $11.3 million, and an increase in other income of $7.8 million related to noncash income from the Company's equity method investment.
The change in total other income (expense), net of $244.9 million for the nine months ended September 30, 2025, compared to 2024 was primarily due to a decrease in gain on deconsolidation of subsidiaries of $178.3 million, an increase in noncash interest expense on deferred royalty obligations of $86.5 million, and an increase in net loss from equity method investments of $37.1 million; partially offset by a decrease in interest expense of $28.0 million, an increase in other income of $11.1 million for the change in fair value of the embedded derivative liability component of the Company's deferred royalty obligation, an increase in other income of $7.5 million for services provided under the transition service agreements, and an increase in other income of $7.8 million related to noncash income from the Company's equity method investment.

Net Loss Attributable to Common Stockholders of BridgeBio and Net Loss per Share
For the three and nine months ended September 30, 2025, the Company recorded a net loss attributable to common stockholders of BridgeBio of $182.7 million and $532.1 million, respectively, compared to $162.0 million and $270.7 million, respectively, for the same periods in the prior year.
For the three and nine months ended September 30, 2025, the Company reported a net loss per share of $0.95 and $2.79, respectively, compared to $0.86 and $1.46, respectively, for the same periods in the prior year.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Operations
(in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenues:
Net product revenue	$108,111	$—	$216,351	$—
License and services revenue	8,311	2,732	125,441	216,020
Royalty revenue	4,278	—	6,106	—
Total revenues, net	120,700	2,732	347,898	216,020
Operating costs and expenses:
Cost of revenues:
Cost of goods sold	4,028	—	8,910	—
Cost of license, services and royalty revenue	2,535	598	3,945	1,794
Total cost of revenues	6,563	598	12,855	1,794
Research and development	112,874	120,444	335,536	376,111
Selling, general and administrative	137,621	68,819	373,140	194,149
Restructuring, impairment and related charges	8,841	4,621	10,216	10,912
Total operating costs and expenses	265,899	194,482	731,747	582,966
Loss from operations	(145,199)	(191,750)	(383,849)	(366,946)
Other income (expense), net:
Interest income	6,239	3,296	15,522	12,566
Interest expense	(11,739)	(23,061)	(41,467)	(69,469)
Noncash interest expense on deferred royalty obligations (1)	(36,410)	—	(86,460)	—
Gain on deconsolidation of subsidiaries	—	52,027	—	178,321
Loss on extinguishments of debt	—	—	(21,155)	(26,590)
Net loss from equity method investments	(15,834)	(6,563)	(51,579)	(14,488)
Other income, net	16,461	1,797	31,240	10,648
Total other income (expense), net	(41,283)	27,496	(153,899)	90,988
Loss before income taxes	(186,482)	(164,254)	(537,748)	(275,958)
Provision for (benefit from) income taxes	(1,545)	—	555	—
Net loss	(184,937)	(164,254)	(538,303)	(275,958)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	2,194	2,214	6,235	5,246
Net loss attributable to common stockholders of BridgeBio	$(182,743)	$(162,040)	$(532,068)	$(270,712)
Net loss per share attributable to common stockholders of BridgeBio, basic and diluted	$(0.95)	$(0.86)	$(2.79)	$(1.46)
Weighted-average shares used in computing net loss per share attributable to common stockholders of BridgeBio, basic and diluted	191,854,152	188,510,372	190,845,133	184,947,173
(1)Including related party amounts of $(5,383) and $(5,560) for the three and nine months ended September 30, 2025, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
Stock-based Compensation	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Cost of goods sold	$361	$—	$578	$—
Research and development	12,328	12,124	37,582	29,840
Selling, general and administrative	21,866	14,969	63,077	47,511
Restructuring, impairment and related charges	709	38	755	81
Total stock-based compensation	$35,264	$27,131	$101,992	$77,432

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)	(1)
Assets
Cash, cash equivalents and marketable securities	$645,942	$681,101
Accounts receivable, net	116,518	4,722
Inventories	24,527	—
Prepaid expenses and other current assets	52,395	34,869
Investment in nonconsolidated entities	92,168	143,747
Property and equipment, net	5,830	7,011
Operating lease right-of-use assets	6,553	5,767
Intangible assets, net	28,795	23,926
Other assets	25,522	18,195
Total assets	$998,250	$919,338
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Deficit
Accounts payable	$18,702	$9,618
Accrued and other current liabilities (2)	183,517	125,672
Operating lease liabilities	8,721	9,202
Deferred revenue	22,218	31,699
2031 Notes, net	564,087	—
2029 Notes, net	740,380	738,872
2027 Notes, net	546,549	545,173
Term loan, net	—	437,337
Deferred royalty obligations, net (3)	836,126	479,091
Other long-term liabilities	679	286
Redeemable convertible noncontrolling interests	23	142
Total BridgeBio stockholders' deficit	(1,933,070)	(1,467,904)
Noncontrolling interests	10,318	10,150
Total liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Deficit	$998,250	$919,338
(1)The condensed consolidated financial statements as of and for the year ended December 31, 2024 are derived from the audited consolidated financial statements as of that date.
(2)Including a related party amount of $1,647 as of September 30, 2025.
(3)Including a related party amount of $201,242 as of September 30, 2025.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net loss	$(538,303)	$(275,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	98,385	65,673
Loss on extinguishments of debt	21,155	26,590
Noncash interest expense on deferred royalty obligations (1)	86,460	—
Amortization of debt discount and issuance costs	4,515	5,399
Depreciation and amortization	3,999	4,708
Noncash lease expense	3,443	3,119
Net loss from equity method investments	51,579	14,488
Change in fair value of the embedded derivative associated with the deferred royalty obligation	(11,062)	—
Noncash income from an equity method investment	(7,769)	—
Gain on deconsolidation of subsidiaries	—	(178,321)
Gain from investment in equity securities, net	—	(8,136)
Other noncash adjustments, net	(1,217)	(2,059)
Changes in operating assets and liabilities:
Accounts receivable, net	(111,796)	1,273
Inventories	(23,356)	—
Prepaid expenses and other current assets	(17,527)	(17,543)
Other assets	568	(428)
Accounts payable	9,084	5,257
Accrued compensation and benefits	3,212	5,580
Accrued research and development liabilities	347	15,454
Operating lease liabilities	(4,757)	(4,459)
Deferred revenue	(9,480)	20,575
Other liabilities (2)	53,030	(6,612)
Net cash used in operating activities	(389,490)	(325,400)
Investing activities:
Purchases of marketable securities	(10,876)	(93,811)
Maturities of marketable securities	8,000	95,000
Purchases of investments in equity securities	—	(20,271)
Proceeds from sales of investments in equity securities	—	63,229
Proceeds from special cash dividends received from an investment in equity securities	2,302	25,682
Payment for intangible assets	(8,495)	(4,785)
Purchases of property and equipment	(1,064)	(886)
Decrease in cash and cash equivalents resulting from deconsolidation of subsidiaries	—	(140)
Net cash provided by (used in) investing activities	(10,133)	64,018
Financing activities:
Proceeds from issuance of 2031 Notes	575,000	—
Issuance costs and discounts associated with 2031 Notes	(12,034)	—
Repurchase of common stock	(48,276)	—
Proceeds from a royalty obligation under the Royalty Purchase Agreement	300,000	—
Issuance costs associated with a royalty obligation under the Royalty Purchase Agreement	(3,010)	—
Proceeds from term loan under the Amended Financing Agreement	—	450,000
Issuance costs and discounts associated with term loan under the Amended Financing Agreement	—	(15,986)
Repayment of term loans	(459,000)	(473,417)
Repayments of deferred royalty obligations (3)	(6,896)	—
Proceeds from issuance of common stock through public offerings, net	—	314,741

Proceeds from common stock issuances under ESPP	6,414	4,502
Proceeds from stock option exercises, net of repurchases	14,523	808
Transactions with noncontrolling interests	1,550	—
Repurchase of RSU shares to satisfy tax withholding	(6,796)	(6,122)
Net cash provided by financing activities	361,475	274,526
Net increase (decrease) in cash, cash equivalents and restricted cash	(38,148)	13,144
Cash, cash equivalents and restricted cash at beginning of period	683,244	394,732
Cash, cash equivalents and restricted cash at end of period	$645,096	$407,876
(1)Including a related party amount of $5,560 for the nine months ended September 30, 2025.
(2)Including a related party amount of $1,647 for the nine months ended September 30, 2025.
(3)Including a related party amount of $(665) for the nine months ended September 30, 2025.

	Nine Months Ended September 30,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$43,670	$78,236
Cash paid for income taxes	$1,153	$—
Supplemental Disclosures of Noncash Investing and Financing Information:
Unpaid property and equipment	$12	$274
Transfers to noncontrolling interests	$(4,734)	$(4,719)
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$642,951	$266,324
Restricted cash — Included in “Prepaid expenses and other current assets”	126	139,409
Restricted cash — Included in “Other assets”	2,019	2,143
Total cash, cash equivalents and restricted cash at end of periods shown in the condensed consolidated statements of cash flows	$645,096	$407,876
Webcast Information
BridgeBio will host its quarterly earnings call and simultaneous webcast on Wednesday, October 29th 2025 at 4:30 pm ET. To access the live webcast of BridgeBio’s presentation, please visit the “Events” page within the Investors section of the BridgeBio website at https://investor.bridgebio.com/news-and-events/event-calendar or register online using the following link, https://events.q4inc.com/attendee/108071157. A replay of the conference call and webcast will be archived on the Company’s website and will be available for at least 30 days following the event.
About Attruby® (acoramidis)
INDICATION
Attruby is a transthyretin stabilizer indicated for the treatment of the cardiomyopathy of wild-type or variant transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular death and cardiovascular-related hospitalization.
IMPORTANT SAFETY INFORMATION
Adverse Reactions
Diarrhea (11.6% vs 7.6%) and upper abdominal pain (5.5% vs 1.4%) were reported in patients treated with Attruby versus placebo, respectively. The majority of these adverse reactions were mild and resolved without drug discontinuation. Discontinuation rates due to adverse events were similar between patients treated with Attruby versus placebo (9.3% and 8.5%, respectively).

About BridgeBio Pharma, Inc.
BridgeBio Pharma, Inc. (BridgeBio) is a new type of biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com and follow us on LinkedIn, X, Facebook, Instagram, and YouTube.
BridgeBio Pharma, Inc. Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions, or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.
These forward-looking statements, including express and implied statements relating to the commercial success of Attruby and BEYONTTRA, including the potential for Attruby to become the standard of care for ATTR-CM and efficacy and safety of Attruby for ATTR-CM patients; the topline results from FORTIFY, the Phase 3 clinical trial for BBP-418 for LGMD2I/R9 and the Company’s plan to submit a New Drug Application for BBP-418 to the FDA in the first half of 2026; the topline results from CALIBRATE, the Phase 3 clinical trial for encaleret in patients with ADH1 and the Company’s plan to initiate clinical trial of encaleret in pediatric ADH1 in 2026 and to submit a New Drug Application for encaleret to the FDA in the second quarter of 2026 and a Marketing Authorization Application to the European Medicines Agency; the efficacy, safety and the clinical and therapeutic potential of BBP-418 and encaleret; the status and next expected milestone for the Company’s other clinical trials, including the anticipated timing for the topline results for PROPEL 3; the Registrational study plan for encaleret for chronic hypoparathyroidism; and the anticipated timing for enrollment completion and data release for ACCEL 2/3; the potential for BBP-418 to become the first approved treatment for LGMD2I/R9; the potential for encaleret to become the first approved treatment for ADH1; the potential for infigratinib to become a new treatment for children with achondroplasia and hypochondroplasia; the Company’s anticipated funding of its current operations; and the Company’s expectations regarding reaching regulatory and commercial milestones, among others, reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.
Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from our preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations our product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for our product candidates, the FDA or such other regulatory agencies not agreeing with our regulatory approval strategies, components of our filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of our collaborations, our ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in our share price, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, and increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of our most recent Annual Report on Form 10-K, and the Company’s other subsequent filings with the U.S. Securities and Exchange Commission. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
BridgeBio Media Contact:
Bubba Murarka, Executive Vice President, Corporate Development
contact@bridgebio.com
(650)-789-8220
BridgeBio Investor Contact:
Chinmay Shukla, Senior Vice President, Strategic Finance & Investor Relations
ir@bridgebio.com